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                            TRIANGLE PHARMACEUTICALS, INC.
                           NOTICE OF GRANT OF STOCK OPTION
                    UNDER SALARY INVESTMENT OPTION GRANT PROGRAM

          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Triangle Pharmaceuticals, Inc. (the "Corporation"):


          OPTIONEE:

          CALENDAR YEAR:
                         ---------------------------------

          GRANT DATE:  January
                               --------

          EXERCISE PRICE:  $                       per share
                            -----------------------

          NUMBER OF OPTION SHARES:                         shares
                                  ------------------------

          EXPIRATION DATE:  January
                                    --------

          TYPE OF OPTION:     Non-Statutory Stock Option

          EXERCISE SCHEDULE: The Option shall become exercisable in a series of twelve (12) successive equal monthly installments over Optionee's period of continued Service during the subject calendar year, with the first such installment to become exercisable upon Optionee's continuation in Service through January 31 of the subject calendar year. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

          Optionee agrees that the Option is granted subject to and in accordance with the terms of the Salary Investment Option Grant Program under the Triangle Pharmaceuticals, Inc. 1996 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Salary Investment Stock Option Agreement attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

          NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Notice or in the Plan or in the attached Salary Investment Stock Option Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.


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          DEFINITIONS.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Salary Investment Stock Option Agreement.



                                   TRIANGLE PHARMACEUTICALS, INC.


                                   By:
                                      -----------------------------------------

                                   Title:
                                         --------------------------------------



                                   --------------------------------------------
                                   OPTIONEE


                                   Address:
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ATTACHMENTS
Exhibit A - Salary Investment Stock Option Agreement
Exhibit B - Plan Summary and Prospectus